UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2013

Avago Technologies Limited

(Exact name of registrant as specified in its charter)

Singapore	001-34428	98-0682363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Yishun Avenue 7
Singapore 768923	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6755-7888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 22, 2013, Adam H. Clammer informed the board of directors (the “Board”) of Avago Technologies Limited (the “Company”) that he will not be standing for re-election at the Company’s 2013 Annual General Meeting of Shareholders (the “2013 AGM”), scheduled to occur on April 10, 2013. Mr. Clammer will step down from the Board at the 2013 AGM, upon the completion of his current term. As a result, Mr. Clammer will not be nominated for re-election as a director at the 2013 AGM. The Board has decided that no other nominee for election will be named in Mr. Clammer’s place at the 2013 AGM.

Mr. Clammer is stepping down from the Board because investment funds affiliated with Kohlberg Kravis Roberts & Co., with whom Mr. Clammer is also affiliated, ceased to be shareholders of the Company in December 2012. There are no disagreements between Mr. Clammer and the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 28, 2013

Avago Technologies Limited

By:	/s/ Douglas R. Bettinger
Name:	Douglas R. Bettinger
Title:	Senior Vice President and Chief Financial Officer